UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2009

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets
On November 5, 2009, EZCORP, Inc. completed its acquisition of 108,218,000 newly issued ordinary shares of Cash Converters International Limited, a public company headquartered in Perth, Australia. The core business of Cash Converters is the ownership and franchising of retail and financial services stores, which operate as retailers of second hand goods and suppliers of financial products. The acquisition was completed in accordance with the terms of the previously announced Subscription Agreement, dated as of August 17, 2009, between EZCORP and Cash Converters, a copy of which appears as Exhibit 10.1 to EZCORP’s Current Report on Form 8-K filed on August 18, 2009. Completion of the acquisition follows approval of the transaction by the shareholders of Cash Converters at a general meeting of shareholders held on October 29 in Perth.
Pursuant to the Subscription Agreement, EZCORP paid AUS $0.50 per share, for a total investment of AUS $54,109,000 (approximately $49.4 million U.S.). EZCORP funded the investment primarily with cash on hand. The acquired shares represent approximately 30% of the outstanding ordinary shares of Cash Converters. The Cash Converters shares are listed on the Australian Stock Exchange under the symbol “CCV” and on the London Stock Exchange under the symbol “CCVU.”
The terms of the investment limit the size of the Cash Converters board of directors to a total of five members and entitle EZCORP to nominate two of those five directors. In connection with completion of the investment, William C. Love and Joseph J. Beal, both members of the EZCORP board of directors, have been appointed to serve on the Cash Converters board. In addition, the terms of the investment provide that one of EZCORP’s board nominees may fill the position of chairman of the board if and when that position becomes vacant. The right to maintain two board nominees and to fill the position of chairman will continue as long as EZCORP owns at least 20% of the outstanding ordinary shares of Cash Converters.
On November 5, 2009, EZCORP issued a press release announcing the completion of the investment. A copy of that press release is attached as Exhibit 99.1.
Item 2.02 — Results of Operations and Financial Condition
On November 5, 2009, EZCORP, Inc. issued a press release announcing its results of operations and financial condition for the fiscal quarter and fiscal year ended September 30, 2009. A copy of that press release is attached as Exhibit 99.2.
The information set forth under this Item 2.02, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing made by EZCORP under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Subscription Agreement, dated as of August 17, 2009, between EZCORP, Inc. and Cash Converters International Limited (incorporated by reference to Exhibit 10.1 of EZCORP’s Current Report on Form 8-K filed on August 18, 2009, Commission File No. 0-19424)

99.1	Press Release, dated November 5, 2009, announcing completion of EZCORP, Inc.’s investment in Cash Converters International Limited

99.2	Press Release, dated November 5, 2009, announcing EZCORP, Inc.’s results of operations and financial condition for the fiscal quarter and fiscal year ended September 30, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.
Date: November 5, 2009	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

10.1	Subscription Agreement, dated as of August 17, 2009, between EZCORP, Inc. and Cash Converters International Limited (incorporated by reference to Exhibit 10.1 of EZCORP’s Current Report on Form 8-K filed on August 18, 2009, Commission File No. 0-19424)

99.1	Press Release, dated November 5, 2009, announcing completion of EZCORP, Inc.’s investment in Cash Converters International Limited

99.2	Press Release, dated November 5, 2009, announcing EZCORP, Inc.’s results of operations and financial condition for the fiscal quarter and fiscal year ended September 30, 2009

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